Exhibit 10.1

April 21, 2015

STRICTLY CONFIDENTIAL

Mr. Randy Scott

President and Chief Executive Officer

Rare Element Resources LTD

225 Union Boulevard, Suite 250

Lakewood, CO 80228

Dear Mr. Scott

This letter (the “Agreement”) constitutes the agreement between Rare Element Resources LTD (the “Company”) and H.C. Wainwright & Co., LLC (“HCW”) that HCW shall serve as the exclusive placement agent (the “Services”) for the Company, on a reasonable best efforts basis, in connection with the proposed offer and placement (the “Offering”) by the Company of common shares and warrants of the Company (the “Securities”). The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors and nothing herein implies that HCW would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering.  The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by HCW to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of HCW with respect to securing any other financing on behalf of the Company.  The provisions of Annex A shall apply in addition to the provisions set forth herein.  For the purposes of clarification, this Agreement is solely in connection with this Offering.

A.

Fees and Expenses.  In connection with the Services described above, the Company shall pay to HCW the following compensation:

1.

Placement Agent’s Fee.  The Company shall pay to HCW a cash placement fee (the “Placement Agent’s Closing Fee”) equal to 5% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering, including pursuant to any exercise of the Oversubscription Rights given to the investors.  The Placement Agent’s Closing Fee shall be paid at the initial closing of the Offering (the “Initial Closing”) and at any closing with respect to the Oversubscription Right (the “Oversubscription Closing,” and together with the Initial Closing, the “Closings”) from the gross proceeds of the Securities sold.

2.

Warrants.  As additional compensation for the Services, the Company shall issue to HCW or its designees at the Closing, warrants (the “HCW Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) equal to 5% of the aggregate number of Shares sold in the Offering, including pursuant to any exercise of the Oversubscription Rights given to the investors.  The HCW Warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors (“Investors”) in the Offering.

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

3.

Expenses.  In addition to any fees payable to HCW hereunder, but only if an Offering is consummated, the Company hereby agrees to reimburse HCW for all reasonable travel and other out-of-pocket expenses incurred in connection with HCW’s engagement, including the reasonable fees and expenses of HCW’s counsel.   Such reimbursement shall be limited to a maximum of 2% of the aggregate gross proceeds raised in the Offering, but in no event more than $25,000 without prior written approval by the Company and shall be paid at the Initial Closing from the gross proceeds of the Securities sold (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

B.

Term and Termination of Engagement.  The term (the “Term”) of HCW’s engagement will begin on the date hereof and end on the earlier of the consummation of the Offering or 15 days after the receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company for a period of 30 days after the date hereof. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section A hereof, will survive any expiration or termination of this Agreement.

C.

[Reserved].

D.

Use of Information.  The Company will furnish HCW such written information as HCW reasonably requests in connection with the performance of its services hereunder.  The Company understands, acknowledges and agrees that, in performing its services hereunder, HCW will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that HCW does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by HCW in connection with the provision of its services.

E.

Publicity.  In the event of the consummation or public announcement of any Offering, HCW shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F.

Securities Matters.  The Company shall be responsible for any and all compliance with the securities laws applicable to it, including registration of the securities under the Securities Act of 1933, as amended (the “Securities Act”). HCW agrees to cooperate with counsel to the Company in this regard.

G.

Company Acknowledgement.  The Company acknowledges that the Offering of Securities may create significant risks, and that such transaction may result in substantial dilution which could adversely affect the market price of the Company’s shares.

H.

Indemnity.

1.

In connection with the Company’s engagement of HCW as placement agent, the Company hereby agrees to indemnify and hold harmless HCW and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of HCW, or (B) otherwise relate to or arise out of HCW’s activities on the Company’s behalf under HCW’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of HCW except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.

The Company further agrees that it will not, without the prior written consent of HCW, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not HCW is the Indemnified Person), the Company and HCW shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and HCW on the other, in connection with HCW’s engagement referred to above, subject to the limitation that in no event shall the amount of HCW’s contribution to such Claim exceed the amount of fees actually received by HCW from the Company pursuant to HCW’s engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and HCW on the other, with respect to HCW’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) for which HCW is engaged to render services bears to (b) the fee paid or proposed to be paid to HCW in connection with such engagement.

5.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

I.

Limitation of Engagement to the Company.  The Company acknowledges that HCW has been retained only by the Company, that HCW is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of HCW is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against HCW or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents.  Unless otherwise expressly agreed in writing by HCW, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of HCW, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by HCW to the Company in connection with HCW’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  HCW shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any investor introduced to it by HCW.  The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents between the Company and the investors in the Offering, and that HCW will be entitled to rely on the representations, warranties, agreements and covenants of the

Company contained in such securities purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to HCW by the Company.

J.

Limitation of HCW’s Liability to the Company.  HCW and the Company further agree that neither HCW nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by HCW and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of HCW.

K.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.  Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.  Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by HCW and the Company.

L.

Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or email, if sent to HCW, to H.C. Wainwright & Co., LLC, at the address set forth on the first page hereof, email address: notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, fax number (720) 278-2490, Attention: CFO and Corporate Counsel.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine, and notices sent by email during normal business hours of the recipient shall be deemed received when sent, if not, then on the next business day.

M.

Miscellaneous.  This Agreement shall not be modified or amended except in writing signed by HCW and the Company.  This Agreement shall be binding upon and inure to the benefit of both HCW and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of HCW and the Company, and supersedes any prior agreements, with respect to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including by facsimile or by email delivery of a “.pdf” format data file), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

O.

Canadian Securities Law Compliance.  HCW will not offer or solicit any offers to purchase Securities in any Province or Territory of Canada or to any person who is a resident of Canada. HCW is an “accredited investor” as defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators and was not created or used solely to purchase or hold HCW Warrants or underlying Shares as an “accredited investor”.  HCW acknowledges that the Company may be required to file a report with the Canadian securities commissions or other regulatory authorities containing personal information in respect of its acquisition of HCW Warrants and underlying Shares. HCW acknowledges that the certificates representing the HCW Warrants and underlying Shares (if issued prior to the date that is four months and one day from the date of the issue of the HCW Warrants) will bear, or if the HCW Warrants and underlying Shares are entered into a direct registration or other electronic book-entry system then HCW acknowledges notice of such HCW Warrants and underlying Shares being subject to, the legend set forth below:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [Insert four months plus 1 day from the distribution date of the HCW Warrants].”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

HCW covenants and agrees that it will not, during the period ending on the date that is four (4) months plus one (1) day after the date of issuance of the HCW Warrants, sell or otherwise effect a trade of any of the HCW Warrants or underlying Shares to any person resident in Canada or any person acquiring such HCW Warrants or underlying Shares for the benefit of another person resident in Canada, other than in a transaction made in compliance with the prospectus and registration requirements of applicable Canadian securities laws or which otherwise is made in reliance on any available exemptions therefrom.

In acknowledgment that the foregoing correctly sets forth the understanding reached by HCW and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By  /s/ Mark W. Viklund

    Name: Mark W. Viklund

    Title: Chief Executive Officer

Accepted and Agreed:

RARE ELEMENT RESOURCES LTD

By  /s/ Randall J. Scott

     Name: Randall J. Scott

     Title: President and CEO

Annex A

Additional Provisions With Respect to a Registered Offering

SECTION 1.

WARRANTS

The HCW Warrants described in Section A.2 shall not be transferable except as permitted by FINRA Rule 5110, and further, the number of Shares underlying the HCW Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

April 24, 2015

STRICTLY CONFIDENTIAL

Mr. Randy Scott

President and Chief Executive Officer

Rare Element Resources LTD

225 Union Boulevard, Suite 250

Lakewood, CO 80228

Dear Mr. Scott

Reference is made to the engagement letter (the “Engagement Letter”), dated April 21, 2015 by and between Rare Element Resources LTD. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”).  Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter

1.

The Company and Wainwright hereby agree to amend the engagement letter to add the following as new Paragraph C:

“Fee Tail.  HCW shall be entitled to a Placement Agent’s Fee and HCW Warrants, calculated in the manner provided in Paragraph A or in a comparable manner depending on the nature of the transaction, except that any reference to 5% shall be replaced with 3%, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors (or any of their affiliates) that participate in the Offering during the Term, if such Tail Financing is consummated at any time within the 12-month period following the closing of the Offering (the “Tail Period”).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

     Very truly yours,

      H.C. WAINWRIGHT & CO., LLC

By  /s/ Craig Schwabe

     Name: Craig Schwabe

     Title: Managing Director

Accepted and Agreed:

RARE ELEMENT RESOURCES LTD.

By  /s/ Paul H. Zink

     Name: Paul H. Zink

     Title: SVP and CFO

[Signature Page to REE Engagement Letter Amendment]